Exhibit 21
General DataComm Industries, Inc.
Subsidiaries of the Registrant

                                          State or             Percentage
                                          Jurisdiction of      of Voting
Subsidiaries                              Incorporation        Securities Owned

General DataComm, Inc.                    Delaware               100%
GDC Federal Systems, Inc.                 Delaware               100%
DataComm Leasing Corporation              Delaware               100%
DataComm Rental Corporation 1             Delaware               100%
General DataComm Ltd.                     Canada                 100%
General DataComm Limited                  United Kingdom         100%
General DataComm International
  Corporation                             Delaware               100%
General DataCommunications,
  Industries, B.V. 1                      Netherlands            100%
GDC Realty, Inc.                          Texas                  100%
GDC Naugatuck, Inc.                       Delaware               100% 2
General DataComm de Mexico
  S.A. de C.V.                            Mexico                 100% 3
Grupo GDC de Mexico S.A. de
  C.V.                                    Mexico                 100%
GDC Servicios S.A. de C.V.                Mexico                 100%
VITAL Network Services, S.A. de
 C.V.                                     Mexico                 100%
General DataComm France SARL              France                 100%
General DataComm Pte Ltd.                 Singapore              100%
Vital Network Services (S) Pte Ltd.       Singapore              100% 7
General DataComm de
  Venezuela, C.A. 1                       Venezuela              100%
General DataComm Advanced Research
  Centre Limited                          United Kingdom         100% 4
General DataComm Industries GmbH          Germany                100%
General DataComm CIS                      Russia                 100%
General DataComm China, Ltd.              Delaware               100% 5
General DataComm do Brasil Ltda, S.C.     Brazil                 100%
Vital Network Equipment e Servicos do
Brasil Ltda.                              Brazil                 100% 7
VITAL Network Services, L.L.C.            Delaware               100% 6
Vital Network Services Limited            United Kingdom         100% 7
General DataComm Japan KK                 Japan                  100%
_________________
1.   Currently inactive
2.  Wholly owned by GDC Realty, Inc.
3.  One share, less than 1%, owned by General DataComm International Corporation
4.   5% owned by General DataComm International Corporation
5.   Wholly owned by General DataComm International Corporation
6.   Limited liability company owned by General DataComm, Inc.
7.   Wholly owned by VITAL Network Services, L.L.C.